UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to its Bylaws, on April 19, 2016, the Board of Directors (the “Board”) of Empire Resorts, Inc. (the “Company”), resolved to increase the size of the Board from six to seven directors. In connection therewith, and upon the recommendation of its Nominating and Governance Committee, the Board appointed Keith Horn to fill the vacancy and serve as a director until the 2016 annual meeting of stockholders or until his successor is elected and qualified. As of the date of this report, Mr. Horn has not been appointed to serve as a member of any Board committee.

Prior to joining the Company’s Board, Mr. Horn, age 57, served as chief operating officer and a member of the management committee of Elliott Management Corporation (“Elliott”), a global, multi-strategy private investment fund with more than $27 billion of assets under management, from 2003 to 2015. Mr. Horn’s role at Elliot encompassed, among other things, direct responsibility for operations, accounting, finance, IT, applications development, human resources, compliance and all aspects of infrastructure and security. From 2011 to 2015, Mr. Horn served as a member of the Board of Directors of the Managed Funds Association, and was also a member of such Board’s Executive Committee and served as chairman of its nominating committee and chairman of its international affairs committee. Prior to joining Elliott, beginning in 1987, Mr. Horn spent 16 years at Merrill Lynch serving in various capacities, including global head of Leveraged Finance, head of Latin America Debt, chief of staff to the chairman and president and a managing director in High Yield Finance and Investment Banking. Mr. Horn began his career in private practice as a corporate and securities attorney. He is a member of the Binghamton University Foundation Board of Directors and a member of the Foundation’s Investment Committee. In addition, Mr. Horn is a member of the Board of Directors of PeacePlayers International. Mr. Horn received his J.D. cum laude from Georgetown University Law Center and holds B.A. degrees in Economics and Political Science from Binghamton University, where he graduated Phi Beta Kappa with highest honors.

There are no arrangements or understandings between Mr. Horn and any other persons pursuant to which Mr. Horn was elected as a director. In addition, Mr. Horn has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2016

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer